UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2017

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
Black Creek Industrial REIT IV Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on June 26, 2017 (the “Annual Meeting”). Of the 257,805 shares of common stock issued and outstanding as of the record date, 257,805 shares of common stock (100%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (1) elected the six nominees listed below to serve as directors until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) approved the amendment and restatement of the Company's charter to change the terms pursuant to which Class T shares of the Company's common stock ("Class T Shares") and Class W shares of the Company's common stock ("Class W Shares") will automatically convert to Class I shares of the Company's common stock ("Class I Shares"); (4) approved the amendment and restatement of the Company's charter to reflect that BCI IV Advisors Group LLC, formerly known as ILT Advisors Group LLC (the "Sponsor"), as the holder of a separate series of partnership interests in BCI IV Operating Partnership LP, formerly known as ILT Operating Partnership LP (the "Operating Partnership"), entitled to special distribution rights (the "Special OP Units"), will no longer have a right to receive the distributions and redemption payments described in Section 9.7 of the Company's charter; and (5) approved the amendment and restatement of the Company's charter to remove language concerning the relationship between the per share amount of distributions on any class of common shares and the per share amount of distributions on any other class of common shares. The voting results are as follows:
1. Election of six directors to serve on the board of directors of the Company until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Director Nominee	For	Against	Withheld
Evan H. Zucker	257,805	–	–
Dwight L. Merriman III	257,805	–	–
Marshall M. Burton	257,805	–	–
Charles B. Duke	257,805	–	–
Stanley A. Moore	257,805	–	–
John S. Hagestad	257,805	–	–
The Company did not receive any broker non-votes for any of the six director nominees.
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Withheld
257,805	–	–
The Company did not receive any broker non-votes for this proposal.
3. Approval of the amendment and restatement of the Company's charter to change the terms pursuant to which Class T Shares and Class W Shares will automatically convert to Class I Shares:

For	Against	Withheld
257,805	–	–
The Company did not receive any broker non-votes for this proposal.
4. Approval of the amendment and restatement of the Company's charter to reflect that the Sponsor, as the holder of the Special OP Units in the Operating Partnership, will no longer have a right to receive the distributions and redemption payments described in Section 9.7 of the Company's charter:

For	Against	Withheld
257,805	–	–
The Company did not receive any broker non-votes for this proposal.
5. Approval of the amendment and restatement of the Company’s charter to remove language concerning the relationship between the per share amount of distributions on any class of common shares and the per share amount of distributions on any other class of common shares:

For	Against	Withheld
257,805	–	–
The Company did not receive any broker non-votes for this proposal.

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

June 29, 2017	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer

2